VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
--------------------------------------------------------------------------------

                      Payment Date Statement: July 22, 2002

a.  Aggregate Amount of Collections                              $372,721,467.08
    Aggregate Amount of Non-Principal Collections                  $2,786,909.86
    Aggregate Amount of Principal Collections                    $369,934,557.22
    Pool Balance                                                 $748,755,528.52
    Residual Participation Amount                                $248,755,528.52
    Excess Funding Account                                                 $0.00

b.  Series Allocation Percentage                                         100.00%
    Floating Allocation Percentage                                        66.78%
    Principal Allocation Percentage                                          N/A

c.  Total Amount Distributed on Series 2000-1                        $886,111.11

d.  Amount of Such Distribution Allocable to Principal on 2000-1           $0.00

e.  Amount of Such Distribution Allocable to Interest on 2000-1      $886,111.11

f.  Noteholder Default Amount                                              $0.00

g.  Required Subordinated Draw Amount                                      $0.00

h.  Noteholder Charge Offs                                                 $0.00
    Amounts of Reimbursements                                              $0.00

i.  Monthly Servicing Fee                                            $623,962.94
    Noteholder Monthly Servicing Fee                                 $416,666.67

j.  Controlled Deposit Amount                                              $0.00

k.  Series 2000-1 Invested Amount at end of period (Gross)       $500,000,000.00
    Outstanding Principal Balance                                $500,000,000.00

l.  Available Subordinated Amount                                 $84,074,677.34

m.  Carry-over Amount                                                      $0.00

n.  Reserve Account Balance                                        $1,750,000.00

o.  Principal Funding Account Balance                                      $0.00
    Yield Supplement Account Balance                               $1,750,000.00

 VW CREDIT, INC. - SERVICER                                               Page 1
 18-Jul-02
            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                From             To      Days
                                                                ----             --      ----
Current Interest Period                                       6/20/2002      7/21/2002    32

Series Allocation Percentage                                        100.00%
Initial Principal Balance                                   $500,000,000.00
Outstanding Principal Balance                               $500,000,000.00
Principal Balance of Receivables for Determination Date     $720,306,587.02
Amount Invested in Receivables on Series Issuance Date      $500,000,000.00
Initial Invested Amount                                     $500,000,000.00
Invested Amount at the Beginning of Period                  $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)      $500,000,000.00
Required Subordinated Amount                                 $84,074,677.34

Excess Funding Account                                                $0.00
Series 2000-1 Invested Amount at End of Period (net         $500,000,000.00
of EFA)
Available Subordinated Amount (previous period)              $82,332,135.43
Incremental Subordinated Amount (previous period)            $34,386,929.95

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                      $1,750,000.00
Yield Supplement Account Beginning Balance                    $1,750,000.00
Yield Supplement Account Required Amount                      $1,750,000.00

Reserve Account Initial Deposit                               $1,750,000.00
Reserve Account Required Amount                               $1,750,000.00
Reserve Account Beginning Balance                             $1,750,000.00

Outstanding Carryover Amount - Beginning Balance                      $0.00
Withdrawal from Yield Supplement Account                              $0.00
Outstanding Carryover Amount - Ending Balance                         $0.00
Yield Supplement Account Balance - Ending Balance             $1,750,000.00
Yield Supplement Account Deposit Amount                               $0.00

Withdrawal from Reserve Account                                       $0.00
Reserve Account Ending Balance                                $1,750,000.00
Reserve Account  Deposit Amount                                       $0.00

1-month LIBOR Rate (annualized)                                  1.8387500%
Certificate Coupon (annualized)                                     1.9938%
Prime Rate (annualized)                                          4.7500000%
Servicing Fee Rate (annualized)                                      1.000%
Excess Spread                                                    1.3462500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                     $765,475,315.91
Pool Balance at the Ending of Period                        $748,755,528.52
Average Aggregate Principal Balance                         $757,115,422.22
Aggregate Principal Collections                             $369,934,557.22
New Principal Receivables                                   $353,214,769.83
Receivables Added for Additional Accounts                             $0.00
Noteholder Default Amount                                             $0.00
Net Losses                                                            $0.00
Noteholder Charge-offs                                                $0.00
Miscellaneous Paymnets (Adjustments and Transfer                      $0.00
deposit amounts)
Non-Principal Collections & Inv. Proceeds treated as                  $0.00
Available Noteholder Principal Collections
Monthly Interest Accrued, but not paid                                $0.00
Ineligible Receivables                                                $0.00
Excess Funding Account at Date of Determination                       $0.00
Defaulted Receivables in Ineligible and Overconc.                     $0.00
Accounts

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                 $0.00
Spread Over/Under Prime for Portfolio                                -0.41%
Weighted Average Interest Rate                                        4.34%
Previously waived Monthly Servicing Fee                               $0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables' Balance                                    $43,205,364.56
Used Vehicle Percentage                                                      5.770%
Used Vehicle Percentage During Last Collection Period                        5.483%
Early Amortization Event?                                           NO
Largest Dealer or Dealer Affiliation Balance                         $30,398,835.40
Largest Dealer Percentage                                                    3.971%

Aggregate Principal Amount of Receivables of Dealers over 2%         $49,370,158.79

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                     $372,721,467.08
Aggregate Amount of Non-principal Collections (including insurance
proceeds & rebates)                                                   $2,786,909.86
Investment Proceeds                                                       $5,139.58
Aggregate Amount of Principal Collections                           $369,934,557.22
Asset Receivables Rate                                                       2.764%
Use Asset Receivables Rate?                                              NO
Carryover Amount (this Distribution Date)                                       N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                  48.86%
Previous Collection Period Monthly Payment Rate                       51.08%
Monthly Payment Rate 2 collection periods ago                         49.53%
3-month Average Payment Rate                                          49.83%
Early Amortization Event?                                                NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                             TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                             $0.00
Principal Payment Amount                                                      $0.00
Controlled Accumulation Amount                                                $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
1. Monthly Noteholder Interest Distribution                             $866,111.11
2. Noteholder Monthly Servicing Fee Distribution                        $416,666.67
3. Reserve Account Deposit Amount Distribution                                $0.00
4. Noteholder Default Amount Distribution                                     $0.00
5A Unreimbursed Noteholder Charge-offs (net of Series Allocable
     Misc. Pmts)                                                              $0.00

5B. Reinstate reductions in Series 2000-1 Available Subord. Amount            $0.00

 6. Outstanding Carryover Amount Distribution                                 $0.00
7. Yield Supplement Account Deposit Amount Distribution                       $0.00
8. Previuosly waived Monthly Servicing Fee Distribution                       $0.00
            Excess Servicing                                            $558,250.12

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                             $0.00
Required Subordinated Draw Amount                                             $0.00

EXCESS FUNDING ACCOUNT
----------------------

Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
Additions in connection with a reduction in Receivables                       $0.00
Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                              Page 2
        18-Jul-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary




                    Collections            Accrual       Distribution
                  -----------------     -------------    ------------------
From:                    20-Jun-02
To:                      21-Jul-02
Days:                           32

   LIBOR Rate           1.8387500%
    (1 month)

Series #                 1         Active
VCI Rating:             N/A



                                     TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                     --------------------------------------------------
                              Series                                        Required        Required        Outstanding
Series        Series        Allocation    Invested       Subordinated    Participation   Participation          Note
Number         Name         Percentage     Amount            Amount       Percentage        Amount            Balance
------        ------        ----------    --------       ------------    -------------   -------------    --------------

             Trust                      $500,000,000.00  $84,074,677.34        N/A        $604,074,677.34
           1 Series 2000-1  100.00%     $500,000,000.00  $84,074,677.34      104.00%      $604,074,677.34 $500,000,000.00



VW CREDIT, INC. -- SERVICER                                              Page 3
18-Jul-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------
Initial Invested Amount                        $500,000,000.00                  Weighted Average Rate Charged to Dealers     4.340%
Invested Amount                                $500,000,000.00                  LIBOR                                        1.839%
Controlled Accumulation Amount                           $0.00                  Note Rate (LIBOR+15.5 b.p.)                  1.994%
Required Subordinated Amount                    $84,074,677.34                  Servicing Fee Rate                           1.000%
Annualized Servicing Fee Rate                            1.00%                  Investor Net Losses                          0.000%
                                                                                                                             ------
First Controlled Accumulation Date           TO BE DETERMINED                   Excess Spread                                1.346%
Accumulation Period Length (months)                N/A
Expected Final Payment Date                        N/A
Initial Settlement Date                              10-Aug-00
Required Participation Percentage                      104.00%
Subordinated Percentage                                9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                    Required              Excess
                                              Series 2000-1         Invested      Subordinated            Funding
Principal Receivables                             Total              Amount          Amount               Amount
---------------------                             -----              ------          ------               ------
Series Allocation Percentage                     100.00%
Beginning Balance                            $500,000,000.00    $500,000,000.00   $84,074,677.34           $0.00
  Floating Allocation Percentage                 66.78%              66.78%
  Principal Allocation Percentage                  N/A                N/A

Principal Collections                        $369,934,557.22    $369,934,557.22              N/A             N/A
New Principal Receivables                    $353,214,769.83    $353,214,769.83              N/A             N/A
Principal Default Amounts                              $0.00              $0.00              N/A             N/A
Receivables Added for Additional Accounts              $0.00              $0.00              N/A             N/A
Controlled Deposit Amount                              $0.00                N/A              N/A             N/A

"Pool Factor"                                                      100.00000000%

Ending Balance                               $500,000,000.00    $500,000,000.00   $84,074,677.34           $0.00
  Floating Allocation Percentage                 66.78%              66.78%


Non-Principal Receivables
-------------------------

Non-Principal Collections                    $1,861,027.90
Recoveries on Receivables Written Off                $0.00
Investment Proceeds                              $5,139.58

 VW CREDIT, INC. -- SERVICER                                              Page 4
18-Jul-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


Subordinated Amount & Reserve Fund                                   Current              Previous
----------------------------------                                   -------              --------
Available Subordination Amount (Previous)                        $82,332,135.43        $79,182,523.63
  Required Subordination Draw Amount                                      $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                      $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                      $0.00                 $0.00
                                                                         ------                 -----
Available Noteholder Principal Collections
(1) Subtotal                                                     $82,332,135.43        $79,182,523.63
(2) Subordination Percentage* Series 2000-1                      $47,945,205.48        $47,945,205.48
Invested Amount

(a) lower of (1) or (2)                                          $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                     $0.00                 $0.00
(c) Incremental Subordinated Amount                              $36,129,471.86        $34,386,929.95
(d) Payments from Excess Funding Account to                               $0.00                 $0.00
Residual Interestholder

Available Subordinated Amount                                    $84,074,677.34        $82,332,135.43

  Overconcentration Amount                                       $49,370,158.79        $48,038,281.57

Beginning Reserve Account Balance                                 $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                   $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                           $0.00                 $0.00
Reserve Account Deposit Amount                                            $0.00                 $0.00
Ending Reserve Account Balance                                    $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                               $2,786,909.86         $2,961,114.50
  Noteholder Non-Principal Collections                            $1,861,027.90         $1,934,167.20
  Residual Interestholder Non-Principal                             $925,881.96         $1,026,947.30
Collections
Investment Proceeds                                                   $5,139.58             $5,357.76
Reserve Fund Balance                                              $1,750,000.00         $1,750,000.00
                                                                  -------------         -------------
Total Non-Principal Available                                     $4,542,049.44         $4,716,472.26

Interest Shortfall                                                        $0.00                 $0.00
Additional Interest                                                       $0.00                 $0.00
Carry-over Amount                                                         $0.00                 $0.00
Carry-over Shortfall                                                      $0.00                 $0.00
Additional Interest on Carry-over Shortfall                               $0.00                 $0.00

Monthly Servicing Fee                                               $623,962.94           $637,896.10
Noteholder Monthly Servicing Fee                                    $416,666.67           $416,666.67